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                                                                    Exhibit 23.1
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63699, No.333-67535, No. 333-89551, No.
333-89505, and No. 333-35996) and Form S-3 (No. 333-60877 and No. 333-30497) and
in the related Prospectuses, of our report, dated January 15, 2002, relating to the consolidated financial statements of C&F Financial Corporation and Subsidiary, included in the 2001 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2001.

             /s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
March 14, 2002